Exhibit 10.1 – Form of 8% Note

PROMISSORY NOTE

$                                                                                                   Date: _____________, 2015

FOR VALUE RECEIVED, the undersigned, Santa Fe Petroleum, Inc., ("Maker"), hereby promises to pay to the order of ___________, or her successors or assigns ("Payee"), the principal sum of $_____________, in legal and lawful money of the United States of America. Interest shall accrue at the rate of 8% per annum.

1. Payment of Principal and Interest.

Principal and accrued unpaid interest shall be due and payable on ___________.

2. Cost of Collection.

In the event litigation is commenced to seek collections of the amounts do hereunder or for any other reason, the party that substantially prevails shall be entitled to reasonable attorneys' fees and court costs.

3. Cumulative Rights.

No delay on the part of the holder of this Note in the exercise of any power or right under this Note, shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right. Enforcement by the holder of this Note of any security for the payment hereof shall not constitute an election by it or remedies so as to preclude the exercise of any other remedy available to it.

4. Notices.

Any notices or demands required or permitted to be given under this Note by Maker to Payee or by Payee to Maker, as the case may be, shall be given in writing and shall be deemed received (a) when personally delivered to Payee or Maker at the address set forth below, or (b) if sent by mail, upon deposit in the United States mail, Certified Mail, Return Receipt Requested, postage prepaid, to Payee or to Maker at the addresses set forth below:

Payee:

Maker:   Santa Fe Petroleum, Inc.

1333 W. McDermott Drive, Suite 200

Allen, Texas 75013

5. Successors and Assigns.

This Note shall not be assigned without the express written consent of all parties hereto. All of the covenants, stipulations, promises, and agreements in this Note contained by or on behalf of Maker and Payee shall bind their respective successors and assigns.

PROMISSORY NOTE - Page 1

6. GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT AS SUCH LAWS ARE PREEMPTED BY APPLICABLE FEDERAL LAWS. THIS AGREEMENT HAS BEEN EXECUTED AND ACCEPTED IN DALLAS, COUNTY, TEXAS, AND SHALL BE PERFORMED IN DALLAS COUNTY, TEXAS.

IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

 MAKER:

Santa Fe Petroleum, Inc.

By: _______________________

Print Name: Carl Karnes

Its: Chief Executive Officer

PROMISSORY NOTE - Page 2